Exhibit 5.1

September 24, 2009

Penn Virginia Resource Partners, L.P.
Three Radnor Corporate Center, Suite 300
100 Matsonford Road
Radnor, Pennsylvania 19087

Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Penn Virginia Resource Partners, L.P., a Delaware limited partnership (the “Partnership”), and certain of its subsidiaries with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of:

(1)	common units representing limited partner interests in the Partnership (the “Common Units”);

(2)
debt securities, which may be co-issued by Penn Virginia Resource Finance Corporation, a Delaware corporation (“Finance Co”), in one or more series, consisting of notes, debentures or other evidences of indebtedness  (the “Debt Securities”); and

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Shanghai Tokyo Washington	666 Fifth Avenue, 26th Floor New York, NY 10103-0040 Tel +1.212.237.0000 Fax +1.212.237.0100 www.velaw.com

September 24, 2009 Page 2

(3)
guarantees (the “Guarantees”) of the Debt Securities by PVR Finco LLC, a Delaware limited liability company (“PVR Finco”), Penn Virginia Operating Co., LLC, a Delaware limited liability company (“PVOC”), PVR Midstream LLC, a Delaware limited liability company (“PVR Midstream”), PVR Gas Resources, LLC, a Delaware limited liability company (“PVR Gas Resources”), Dulcet Acquisition LLC, a Delaware limited liability company (“Dulcet”), Fieldcrest Resources LLC, a Delaware limited liability company (“Fieldcrest”), K Rail LLC, a Delaware limited liability company (“K Rail”), Loadout LLC, a Delaware limited liability company, (“Loadout”), Suncrest Resources LLC, a Delaware limited liability company (“Suncrest”), Toney Fork LLC, a Delaware limited liability company (“Toney Fork”), Connect Energy Services, LLC, a Delaware limited liability company (“Connect Energy”), Connect Gas Gathering, LLC, a Delaware limited liability company (“Connect Gas Gathering”), Connect Gas Pipeline LLC, a Delaware limited liability company (“Connect Gas Pipeline”), Connect NGL Pipeline, LLC, a Delaware limited liability company (“Connect NGL”), PVR Cherokee Gas Processing LLC, an Oklahoma limited liability company (“PVR Cherokee”), PVR East Texas Gas Processing, LLC, a Delaware limited liability company (“PVR East Texas”), PVR Gas Pipeline, LLC, a Delaware limited liability company (“PVR Gas Pipeline”), PVR Gas Processing LLC, an Oklahoma limited liability company (“PVR Gas Processing”), PVR Hamlin, LLC, a Delaware limited liability company (“PVR Hamlin”), PVR Hydrocarbons LLC, an Oklahoma limited liability company (“PVR Hydrocarbons”), PVR Laverne Gas Processing LLC, an Oklahoma limited liability company (“PVR Laverne”), PVR Natural Gas Gathering LLC, an Oklahoma limited liability company (“PVR Natural Gas”), PVR North Texas Gas Gathering, LLC, a Delaware limited liability company (“PVR North Texas”) and PVR Oklahoma Natural Gas Gathering, LLC, an Oklahoma limited liability company (“PVR Oklahoma” and, together with, PVR Finco, PVOC, PVR Midstream, PVR Gas Resources, Dulcet, Fieldcrest, K Rail, Loadout, Suncrest, Toney Fork, Connect Energy, Connect Gas Gathering, Connect Gas Pipeline, Connect NGL, PVR Cherokee, PVR East Texas, PVR Gas Pipeline, PVR Gas Processing, PVR Hamlin, PVR Hydrocarbons, PVR Laverne, PVR Natural Gas and PVR North Texas, the “Subsidiary Guarantors”).

The Common Units, Debt Securities and Guarantees are collectively referred to herein as the “Securities”.  We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, including the Prospectus, (ii) the form of Senior Indenture (the “Senior Indenture”) filed as an exhibit to the Registration Statement, (iii) the form of Subordinated Indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) filed as an exhibit to the Registration Statement, (iv) the Third Amended and Restated Agreement of Limited Partnership, as amended, of the Partnership, (v) the Certificate of Limited Partnership filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership, (vi) the Fourth Amended and Restated Limited Liability Company Agreement of the general partner of the Partnership, (vii) other formation documents and agreements, as applicable, of Finance Co and the Subsidiary Guarantors and (viii) such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the general partner of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

September 24, 2009 Page 3

In connection with this opinion, we have assumed that:

(i)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(ii)	a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii)
all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and

(iv)
a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto.

Based upon and subject to the foregoing, we are of the opinion that:

(1)
With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (ii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Common Units will be validly issued, fully paid and non-assessable (except as such nonassessability may be affected as described in the Prospectus under the caption “Description of the Common Units—Limited Liability”).

(2)
With respect to the Debt Securities and the Guarantees, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership, Finance Co and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters and (iii) such Debt Securities and Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Finance Co and the Subsidiary Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, such Debt Securities and Guarantees will constitute valid and legally binding obligations of the Partnership, Finance Co and the Subsidiary Guarantors, as applicable, enforceable against the Partnership, Finance Co and the Subsidiary Guarantors, as applicable, in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing.

September 24, 2009 Page 4

The opinions expressed herein are qualified in the following respects:

(1)
We have assumed, without independent verification, that the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

(2)
We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(3)
We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

(4)
This opinion is limited in all respects to the federal laws of the United States of America, the Delaware Revised Uniform Limited Partnership Act, the Delaware General Corporation Law, the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware, and the laws of the State of New York.

We hereby consent to the references to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement.  By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.